ASSET ACQUISITION AGREEMENT

This Asset Acquisition Agreement (the “Agreement”) is made as of October 23, 2017, by and between Tactical Services, Inc., a Nevada corporation (“TACC”), Thomas Li, an individual and Nathan Xian, an individual (collectively Mr. Li and Mr. Xian are refereed to hereinafter as the “Inventors”). TACC and the Inventors are referred to collectively herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Inventors are the beneficial owner of certain assets and TACC desires to purchase those assets owned by Inventors relating to Inventor’s development, sales, marketing and distribution of Unmanned Ariel Vehicles (“UAV” or “Drones”) including but not limited to patents, trademarks, know-how, trade secrets, supply lists and other assets and intellectual property of any kind, relating directly or indirectly to the manufacturing, sales and distribution of the Drones (the “Acquired Assets”); (any right, title or interest in the foregoing as the same relates to the Drone technology currently owned by Inventors shall be referred to hereinafter as the “Business”);

WHEREAS, this Agreement contemplates a transaction whereby TACC shall acquire one hundred percent (100%) of the Acquired Assets in exchange for: (i) the issuance of an aggregate of 60,000,000 restricted shares of the Company’s common stock to the Inventors (“TACC Shares”); (ii) the facilitation of a cancellation and return to the Company’s treasury of 50,000,000 shares of the Company’s common stock currently beneficially owned by the Company’s largest shareholder (the “Purchase Price”). The Purchase Price immediately following the Closing of the transaction contemplated hereby represents ownership of TACC by the Inventors of approximately 73.00% on a fully-diluted basis; and,

WHEREAS, the foregoing recitals express the true intentions of the Parties and are hereby incorporated by reference into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows:

Section 1.Definitions.

“Acquired Assets” means one hundred percent (100%) of the assets that are beneficially owned by Inventors relating to the Business.

“Acquisition” shall have the meaning set forth in Section 2 herein.

“Closing” has the meaning set forth in Section 1.04 herein.

“Closing Date” has the meaning set forth in Section 1.04 herein.

“Confidential Information” means any information concerning the business and affairs of either Party and its subsidiaries, if any, which is not already generally available to the public.

“Intellectual Property” means all assets related to the know-how, trade secrets, supply lists, world-wide rights and all other intangible assets, relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to or in connection with the Business;

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the Business, including to its assets, condition (financial or otherwise), operating results, operations, or business prospects of Business, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby.

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a limited liability company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity or any department, agency, or political subdivision thereof.

Section 2.Acquisition.

Section 2.01 Acquired Assets

. Upon satisfaction of all conditions to the obligations of the Parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Inventors shall sell, transfer, convey, assign and deliver to TACC, and TACC shall purchase from the Inventors, at the Closing (as defined in Section 2.01), all of the Seller’s world-wide right, title and interest in and to the Business, including any and all assets, properties, goodwill and any rights related thereto of the Inventors used in the Business, as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Seller (hereinafter sometimes collectively called the “Assets”), as more specifically set forth in Schedule 2.01 hereto. It is expressly understood that the sale of the Assets includes the following rights:

(a)  Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 2.01, and any trade secrets, and “know-how” held by Inventors or any Affiliate Entities, and all other intangible assets, in Inventors’ possession or that may be reasonably acquired by Inventor relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to the Business;

(b)Production Standards. Inventor shall convey and transfer to TACC any and all intellectual property and other intangible assets as may be necessary for TACC to purchase, create and manufacture the UAV’s to the exact standards that the same has been manufactured in the past, including any and all supplier and/or vendor information, setting forth complete and accurate information relating to the acquisition of any and all raw materials related to the manufacturing of the UAV’s and any and all notes or documents related to the purchase, creation and manufacture of UAV’s, including "know-how" and trade secrets;

(d)Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, and all other promotional properties, in each case primarily used, useful, developed or acquired by the Inventor for use in connection with the ownership and operation of the Business in the Inventors’ possession;

(e) Books and Records. All papers, documents, computerized databases and records of Inventors related to the Acquired Assets, including without limitation all, sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information. The foregoing shall specifically include any and all documents, reports, financial information and audits pertaining to the Business, or electronic or video graphic records, including website materials, relating to the Business and held by any company controlled by Inventors in the Inventors’ possession.

Section 2.02 Consideration.  The Purchase Price for the Business shall be for: (i) the issuance of an aggregate of 60,000,000 restricted shares of the Company’s common stock to the Inventors (“TACC Shares”); (ii) the facilitation of a cancellation and return to the Company’s treasury of 50,000,000 shares of the Company’s common stock currently beneficially owned by the Company’s largest shareholder (the “Purchase Price”). The Purchase Price immediately following the Closing of the transaction contemplated hereby represents ownership of TACC by the Inventors of approximately 74.00% on a fully-diluted basis.

Section 2.03 Allocation of Purchase Price. The Inventors have mutually agreed that the allocation of the consideration being paid by TACC for the Acquired Assets shall be equally distributed to the Inventors, accordingly each shall receive 30,000,000 shares of TACC restricted common stock. The Inventors represent and warrant they following as it relates to the acquisition by Inventors of the Purchase Price:

(a)Entirely for the Inventors’ Own Account. Inventors’ hereby warrants that the TACC Shares received will be acquired for investment purposes and not by Inventors as a nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and Inventors have no present intention of selling, granting any participation in, or otherwise distributing the same.  Inventors do not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to TACC.

(b)Accredited Investor; Investment Experience. Inventors have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the TACC Shares and is able to bear the economic consequences thereof, and qualifies as an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c)Restricted Securities. Inventors understand that the TACC Shares will not have been, and will not be, registered under the Securities Act or any state securities (“Blue-Sky”) law, by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue-Sky laws, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Inventors’ representations as expressed herein. Inventors understand that as such the TACC Shares are characterized as “restricted securities” under the Securities Act and that under the Securities Act and applicable regulations such TACC Shares may be resold without registration under the Securities Act only in certain limited circumstances. Inventors represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(d)Legends. It is understood that the TACC Shares, and any securities issued in respect thereof or exchange therefor, shall bear a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

Section 2.04 The Closing. The closing of the acquisition contemplated by this Agreement shall take place remotely via the exchange of documents and signatures (the “Closing”) at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 2.05 Deliveries at the Closing. At the Closing, (i) Inventors will deliver to TACC the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) TACC will deliver to Inventors the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) Inventors will execute, acknowledge such other instruments of transfer, conveyance, and assignment as TACC and its counsel may reasonably request; and (iv) TACC will execute such other instruments of assumption as Inventors and its counsel may reasonably request.

Section 2.06Resignations and Appointments. As of the Closing, Mr. Francisco Ariel Acosta shall resign from all positions with the Company, including but not limited to those of President, Chief Executive Officer, Secretary and Director and Mr. Thomas Li shall be appointed a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer and Mr. Nathan Xian shall be appointed a member of the Company’s Board of Directors and Chief Financial Officer and Secretary.

Section 3.Inventors’ Representations and Warranties. Inventors represents and warrants to TACC that the statements contained in this Section 3 are true and correct in all aspects as of the date of this Agreement and will be true and correct as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.

(a) Authorization of Acquisition. Inventors have the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement constitutes the valid and legally binding obligation of Inventors, enforceable in accordance with its terms and conditions.

(c) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Inventors are subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Inventors are a party or by which it is bound or to which any of its assets is, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Inventors need to give no notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the Acquisition.

(d) Brokers' Fees. Inventors have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which TACC could become liable or obligated.

(e) Legal Compliance. Inventors have complied with all applicable laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(f) Litigation. As the same specifically relates to the acquisition by TACC of the Acquired Assets, Inventors (i) are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor (ii) neither is a party to or, to the knowledge of Inventors’ is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

(g) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

Section 4.TACC’s Representations and Warranties. TACC represents and warrants to Inventors that the statements contained in this Section 4 are true and correct in all aspects as of the date of this Agreement and will be true and correct as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

(a) Organization of TACC. TACC is a corporation company duly incorporated, validly existing, and in good standing under the laws of the state of Nevada.

(b) Authorization of Acquisition. TACC has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of TACC, enforceable in accordance with its terms and conditions.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by TACC.

(c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TACC is subject or any provision of its charter, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TACC is a party or by which it is bound or to which any of its assets are subject.

(d) Brokers' Fees. TACC has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Inventors could become liable or obligated.

Section 5.Pre-Closing and Post-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below.

(b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

(c)Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(c), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 6.Conditions to Obligation to Close.

(a) Conditions to TACC’s Obligation. The obligation of TACC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii) Inventors shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Inventors shall have performed and complied with all of such covenants in all respects through the Closing;

(iii) Inventors shall have, if necessary, procured all of the third-party consents specified in Sections 5(b) above;

(iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and, (C) adversely affect the right of TACC to acquire the Acquired Assets;

(v) all actions to be taken by Inventors in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to TACC and shall be delivered to TACC on or before the Closing Date; and

(vi) Inventors shall have performed all necessary actions to transfer legal title of the Acquired Assets to the name of TACC.

(b) Conditions to Inventor's Obligation. The obligation of Inventors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii) TACC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case TACC shall have performed and complied with all of such covenants in all respects through the Closing;

(iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and,

(iv) all actions to be taken by TACC in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Inventors and shall be delivered to TACC on or before the Closing Date.

Section 7.Termination. Either Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event a Party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the other Party has notified the respective Party of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach.

Section 8.Miscellaneous.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

(b) Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, provided; however, that any Party may make any public disclosure it believes in good faith is required by applicable law in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.

(c) Indemnity.  TACC and Inventors shall each indemnify each other, and the other Party’s members, officers, partners, employees and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any instrument, certificate or document contemplated hereby, the performance by the Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby, and (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto.

(d) Confidentiality. Except as provided herein, the existence and the terms of this Agreement shall be maintained in confidence by the Parties hereto and their respective officers, members, and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices, or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of all Parties hereto.

(e) Entire Agreement. This Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(g) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by TACC and Inventors. No waiver by any Party of any provision of the Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

IN WITNESS WHEREOF, the Parties have executed this Asset Acquisition Agreement as of the date first above written.

Tactical Services, Inc.

(“TACC”)

__________________________________

By: Francisco Ariel Acosta

Its: Chief Executive Officer

Thomas Li

__________________________________

By: Thomas Li

Nathan Xian

__________________________________

By: Nathan Xian

SCHEDULE 2.01

ASSETS